UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       December 16, 2010

SEACHANGE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code:       (978) 897-0100

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

SeaChange International, Inc. (“SeaChange”) has entered into a Settlement Agreement, dated as of December 16, 2010 (the “Settlement Agreement”), with Ramius LLC and the other parties set forth on the signature pages thereto, pursuant to which SeaChange has agreed to appoint Peter Feld to the Board of Directors as a Class III Director of SeaChange (with a term to expire at the 2011 annual meeting), to establish an Independent Advisory Committee of the Board of Directors, and to appoint each of Peter Feld, Raghu Rau, Thomas F. Olson and Carmine Vona to the Independent Advisory Committee, with Mr. Feld to serve as chair.

In addition, pursuant to the Settlement Agreement, Ramius has agreed not to submit any nominations or proposals in connection with SeaChange’s 2011 annual meeting and to vote in favor of SeaChange’s proposed slate of directors at that meeting, and SeaChange has agreed (1) to nominate Raghu Rau, or the Rau Replacement Director (as defined in that certain Settlement Agreement dated June 3, 2010 between SeaChange and Ramius) for election as a Class III Director at the 2011 annual meeting; (2) to recommend, support and solicit proxies for the election of Messrs. Feld and Rau at the 2011 annual meeting in the same manner as it would for the other incumbent directors; and (3) to maintain the size of the Board at eight members until conclusion of the 2012 annual meeting.

A copy of the Settlement Agreement is included as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Concurrent with the execution of the Settlement Agreement, Carmine Vona resigned as a Class III Director of SeaChange and, upon recommendation of the Corporate Governance and Nominating Committee, the Board elected Mr. Vona as a Class I Director of SeaChange (with a term to expire at the 2012 annual meeting), filling the vacancy created by the prior resignation of ReiJane Huai.  Mr. Vona continues to serve as the lead director of the Board of Directors and as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee (of which he is the chair), and will additionally serve as a member of the Independent Advisory Committee.

(d)

See Item 5.02(b) above.

On December 16, 2010, upon the recommendation of the Corporate Governance and Nominating Committee and pursuant to the terms of the Settlement Agreement, the Board elected Peter Feld as a Class III Director of SeaChange (with a term to expire at the 2011 annual meeting) and appointed Mr. Feld as a member of the Independent Advisory Committee of the Board.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Settlement Agreement, dated as of December 16, 2010, by and among SeaChange International, Inc., Ramius LLC and the other parties set forth on the signature pages thereto

99.1	Press release, dated as of December 16, 2010, issued by SeaChange International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary
and Senior Vice President, Finance and
Administration

Dated:  December 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated as of December 16, 2010, by and among SeaChange International, Inc., Ramius LLC and the other parties set forth on the signature pages thereto

99.1	Press release, dated as of December 16, 2010, issued by SeaChange International, Inc.